                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

                          Filed by the registrant  [ ]
                Filed by a party other than the registrant  [X]

                           Check the appropriate box:
       [ ]  Preliminary proxy statement[ ]Confidential, For Use of the Commission Only (as
                         permitted by Rule 14a-6(e)(2))
                        [X]  Definitive proxy statement
                      [ ] Definitive additional materials
       [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       OXBORO MEDICAL INTERNATIONAL, INC.
                (Name of Registrant as Specified in Its Charter)

                      Kenneth Brimmer and Gary Copperud
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of filing fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:

[ ] Fee paid previously with preliminary materials:

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)     Amount previously paid:

         (2)     Form, Schedule or Registration Statement no.:

         (3)     Filing Party:

         (4)     Date Filed:

                       OXBORO MEDICAL INTERNATIONAL, INC.

                          ____________________________

                                PROXY STATEMENT
                    IN OPPOSITION TO THE  BOARD OF DIRECTORS
                          ____________________________

                  SOLICITATION OF PROXIES IN FAVOR OF ELECTING
                   CERTAIN PERSONS TO THE BOARD OF DIRECTORS


TO:  FELLOW SHAREHOLDERS OF OXBORO MEDICAL INTERNATIONAL:

     This Proxy Statement is furnished by Kenneth Brimmer and Gary Copperud (hereinafter the "Shareholders"), each beneficial owners of in excess of 5% of Oxboro Medical International Inc., a Minnesota corporation (the "Company"), Common Stock in connection with their solicitation of proxies to be used at the Annual Meeting of Shareholders of the Company on February 26, 1998 and at any adjournments, postponements or reschedulings thereof (the "Annual Meeting"). The Annual Meeting is to be held at the Company's principal executive offices located at 13828 Lincoln Street Northeast, Ham Lake, Minnesota, 55304. At the Annual Meeting, the Company's current Board of Directors is requesting a shareholder vote to elect its slate of two existing directors. The Shareholders are proposing a slate of directors in opposition to the current Board of Director's slate. Pursuant to this Proxy Statement, the Shareholders are soliciting proxies from shareholders of the Company to vote for a proposal (the "Proposal") to elect Kenneth Brimmer and Gary Copperud to the two open Board of Director seats.

     According to the Notice of Annual Meeting of Shareholders dated January 12, 1998, the Company has fixed February 26, 1998 as the date of the Annual Meeting and January 16, 1998, as the record date for determining those shareholders of the Company who will be entitled to vote at the Annual Meeting (the "Record Date"). This Proxy Statement and the enclosed BLUE proxy card are first being sent or are being given to shareholders in definitive form on or about February 7, 1998.



      THIS SOLICITATION IS BEING MADE BY THE SHAREHOLDERS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

      IF YOU HAVE ALREADY SENT A PROXY CARD TO THE BOARD OF DIRECTORS
      OF THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE
      PROPOSAL BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD.

HOW TO VOTE:

     The Shareholders are soliciting your vote to elect them to the Board of Directors of the Company. If, after reading this Proxy Statement, you want to join the Shareholders in seeking to revitalize the Company and to help maximize shareholder value:

      MARK THE ENCLOSED BLUE PROXY CARD TO INDICATE YOUR VOTE TO ELECT KENNETH W. BRIMMER AND GARY COPPERUD TO THE BOARD OF DIRECTORS OF THE COMPANY.

      SIGN THE ENCLOSED BLUE PROXY CARD.

      DATE THE ENCLOSED BLUE PROXY CARD.

      RETURN THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

      YOUR VOTE, NO MATTER HOW MANY SHARES OF THE COMPANY THAT YOU OWN, IS IMPORTANT TO US AND TO THE OTHER SHAREHOLDERS OF THE COMPANY.

      THE SHAREHOLDERS STRONGLY RECOMMEND A VOTE FOR OF THE PROPOSAL TO ELECT THE SHAREHOLDERS TO THE COMPANY'S BOARD OF DIRECTORS.

If you have any questions or require any assistance in connection with these solicitations, please contact Gary Copperud at 1-800-550-1241 or collect at 612-595-0879.



                         BACKGROUND OF THE SOLICITATION

History

     In March of 1997, Gary Copperud began to acquire the Company's Common Stock for investment purposes. As indicated herein, between September and November 1997, the Shareholders each acquired additional shares of the Company's Common Stock. On December 8, 1997, each of the Shareholders filed a
Schedule 13D with the Securities and Exchange Commission. On December 9, 1997, the Shareholders requested that an independent auditing firm be engaged at the Company's expense, separate from the Company's independent accountants, to review and evaluate certain issues regarding the Company including: management compensation; Board fees; arrangements pursuant to which each of
Oxboro Outdoors and Project Heart was created, financed and structured.   The
Company denied such request. On January 16, 1998, the Shareholders filed Amendment No. 1 to Schedule 13D indicating that they had each respectively purchased more of the Company's Common Stock and that the purpose of the acquisition is to promote change in the composition of the Company's present Board of Directors and management.

     The Shareholders presently believe that it is necessary to replace the two current members of the Company's Board of Directors whose terms expire at the Annual Meeting with the Shareholders in order to revitalize the Company and enhance shareholder value. The Shareholders are dissatisfied with the Company's deteriorating financial performance, excessive management compensation and certain recent actions of the Company's Board of Directors and management.

     Accordingly, the Shareholders have decided to seek representation on the Board of Directors of the Company and, to that end, intend to solicit proxies from the shareholders of the Company with respect to the Annual Meeting scheduled for February 26, 1998.

     The Shareholders intend to get elected to the two seats on the Board of Directors of the Company presently held by Larry A. Rasmusson and Dennis L. Mikkelson whose three year terms expire at the 1998 Annual Meeting of Shareholders. If the Shareholders are elected to the Board of Directors, they will be two (2) of the members of a five (5) member board. As such, the Shareholders would not constitute a majority of the Board of Directors and would not control the Board or the Company's policies.

     Messrs. Brimmer and Copperud do not have any arrangements or understanding with any of the current members of the Board of Directors or any of the other nominees, nor are they otherwise associated with those individuals in any way.

Reasons not to Re-elect the Company's Board of Directors' proposed slate.

     Set forth below is a summary of some of the reasons the Shareholders believe it is in the best interests of all shareholders not to re-elect the Company's Board of Directors' proposed slate and to elect the Shareholders to the Company's Board of Directors:

1.   Financial Decline

     The Shareholders are concerned about the trends that have been in place since 1992 wherein the Company's net income has declined each year. Under present management, net income has declined every year since 1992 falling from a profit of over $650,000 to a loss of $80,000 for fiscal 1997. The Shareholders are also concerned that the Company's stock price and market value have been in the same declining trend, causing the market capitalization of the Company also to decline. The Shareholders believe that changes at the Company could result in an end to these trends and that financial results and shareholder value can be improved.

2.   Excessive Management Compensation

     The Shareholders are also concerned that agreements between the Company and its management and directors concerning compensation, including certain voting arrangements, may have been completed on terms which have not been fair and reasonable to the shareholders of the Company. While financial performance has continued a steady decline, the Board of Directors at the same time granted management an increased number of stock options and has enhanced a variety of
management compensation packages.   The current Chief Executive Officer
compensation package is approximately eight percent (8%) of the Company's total revenues for fiscal 1996. The Shareholders believe that the value of the arrangements exceeds any reasonable compensation package for a company that has approximately $4.8 million in annual revenues and a $2.5 million market capitalization which is currently losing money. In the Shareholders' opinion, the combined value of these packages is not justified based upon the Company's performance.

3.   Self Dealings

     The Shareholders also question certain transactions which the Shareholders believe raise serious questions concerning self-dealings by current management that create a conflict of interest for the Company's Board of Directors.

     Loans to Management- The Shareholders question the propriety of material shareholder loans which, on the surface, appear to represent an effort to further the existing relationships, which may only have served to erode shareholder value.

     Specifically, the Shareholders reference loans made to Larry A. Rasmusson, the Company's Chief Executive Officer and Chief Financial Officer and a director, Dennis L. Mikkelson, a director, and John R. Walter, a director. All three of these individuals received loans from the Company to enable them to deliver the purchase price for stock options exercised on January 15, 1998.
Mr. Rasmusson received a loan of $230,981 as evidenced by a non-recourse promissory note to the Company with an annual interest rate of 6%. Mr. Mikkelson received a loan of $45,000 as evidenced by a non-recourse promissory note to the Company with an annual interest rate of 6%. Mr. Walter received a loan of $43,200 as evidenced by a non-recourse promissory note to the Company with an annual interest rate of 6%. The Shareholders make reference to the Company's Annual Report on Form 10-KSB, as amended, which is on file with the Securities and Exchange Commission and specifically to the section entitled - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     Oxboro Outdoors- The Shareholders question the arrangements whereby
Oxboro Outdoors was created, financed and structured. The Company has incurred significant losses in developing a business unit unrelated to its traditional business, known as Oxboro Outdoors. The Company traditionally has sold medical products. Oxboro Outdoors is a business unrelated to the Company's traditional medical products business. Oxboro Outdoors seeks to sell NFL and MLB licensed fishing lures. The Shareholders further question the granting of royalty interests to Company officers and directors for a line of business which appears to have been developed at considerable expense to the Company.

     Project Heart - Perhaps of greatest concern is the indication that several of the compensation arrangements identified above, in addition to a stock award agreement between management and the Company, were approved at the time the Company invested in "Project Heart", a limited partnership funded primarily by the Company of which management had a significant ownership interest. Under Project Heart, the voting power of a significant block of voting stock was, for a period of time, ceded to current management for what the Shareholders believe was of no apparent economic value to the Company or its shareholders.

     The Shareholders believe that the present non-officer directors may have material conflicts of interest that impair their ability to exercise appropriate fiduciary responsibility regarding the Company given the compensation that they have received from the Company over the past few years. The Shareholders believe that the election of outside directors who are not parties to the aforementioned matters will further the interests of all shareholders in initiating efforts to end the negative performance trends and in reviewing the arrangements which appear to have resulted in the transfer of shareholder value to officers and directors.

     As shareholders of the Company, the Shareholders are very concerned that further erosion of shareholder value may occur and that the rights and interests of all shareholders of the Company be protected and represented as the Company moves forward.

Reasons to elect the Shareholders to the Company's Board of Directors.

     The Shareholders are the beneficial owners of 314,075 shares, or approximately 11.81% of the 2,658,942 shares of the issued and outstanding shares of the Company's Common Stock issued and outstanding at the Record Date. As previously indicated, the Shareholders believe the current Board of Directors is not representing the shareholders' of the Company's best interests. The Shareholders also believe that the individuals proposed herein in replacement of the two existing board members who have been renominated by the Company's present Board of Directors will provide the experience, objectivity and independence necessary to successfully lead the Company. The Shareholders believe that new members of the Board of Directors will enhance shareholder value and establish policies that will put the Company back on the track for prosperity and growth in a rapidly evolving industry. It is the Shareholders' belief that their election to the Board of Directors will provide some objectivity and independent judgment to the Board of Directors. The Shareholders believe that a careful examination of the Company's core business and a significant reduction in the percentage of corporate resources devoted to management compensation will allow the Company to realize its economic potential. Beyond the views described earlier in this section, the Shareholders have no specific plans or proposals for the Company, nor do they know of any plans or proposals which the Board of Directors has for the Company. At the present time, the Shareholders seek to enhance the current management team, not replace them with the Shareholders or their associates.


                        PROPOSAL- ELECTION OF DIRECTORS

     For the reasons stated above in "BACKGROUND OF THE SOLICITATION" and in order to effect a change in the management of the Company, the Shareholders are requesting that

Kenneth W. Brimmer and Gary Copperud be elected to the Board of Directors of the Company to the seats presently held by Dennis L. Mikkelson and Larry A. Rasmusson.



                              SHAREHOLDER NOMINEES

KENNETH W. BRIMMER

     Kenneth W. Brimmer, age 42. Mr. Brimmer has been President since April 1997 and a director since August 1996 of Rainforest Cafe, Inc., a Minnesota-based restaurant/retail company. He has also served as Treasurer of Rainforest Cafe, Inc. since September 1995. Since October 1990, Mr. Brimmer has also been employed by Grand Casinos, Inc., and its predecessor, as Special Assistant to the Chairman and Chief Executive Officer.

GARY COPPERUD

     Gary Copperud, age 39, has been President/General Manager of CMM Properties, L.L.C., a Colorado Limited Liability Company and an investment
company with holdings in real estate and stocks, since 1993.   Previously, Mr.
Copperud was self-employed in the fields of securities and real estate investment and real estate development.

     As of the Record Date, Mr. Brimmer is the beneficial owner, but not the record holder, of 150,000 shares, or 5.64%, of the Company's issued and outstanding Common Stock and Mr. Copperud is the beneficial owner, but not the record holder, of 164,075 shares, or 6.17% of the Company's issued and outstanding Common Stock.

     The following indicates information with respect to all securities of the Company purchased or sold within the past two years by the Shareholders:

Kenneth W. Brimmer


Date of Period        No. of Shares  Price or Range of     Nature of
--------------        -------------       Price            Transaction
                                          -----            -----------
09/23/97 to 12/03/97  30,000           $1.0195 to 1.27     Purchase
11/24/97              50,000              $1.06250         Purchase
01/08/98              70,000               $1.25           Purchase

Gary Copperud


Date of Period  No. of Shares     Price or Range        Nature of
--------------  -------------       of Prices          Transaction
                                    ---------          -----------
03/10/97 to     33,232            $1.25 to $1.375    Purchase
03/25/97

05/12/97 to     30,000          $0.9375 to $1.0625   Sale
05/27/97

10/13/97 to     21,050            $1.00 to $1.125    Purchase
10/21/97

10/21/97           500                $1.00          Sale

11/04/97 to      5,740          $1.031 to $1.0625    Purchase
11/20/97

11/24/97        50,000               $1.0625         Purchase

11/24/97         1,653                $1.00          Purchase

11/25/97 to     21,900           $1.156 to $1.25     Purchase
12/30/97

01/07/98        61,000          $1.1875 to $1.25     Purchase

     Neither Mr. Brimmer nor Mr. Copperud holds or has held any position or office with the Company, nor serves or has served as a director of the Company, nor has any other interest in respect of this Proxy Statement nor in any matter
to be acted upon at the Annual Meeting.    Neither Mr. Brimmer nor Mr. Copperud
have received compensation from the Company. Neither Mr. Brimmer nor Mr. Copperud have any arrangement or understanding pursuant to which he is to be elected as a director of the Company. In addition, none of such individuals have been indebted to the Company or at any time had any interest in any transaction or series of transactions in which the Company is or will be a party. Neither Mr. Brimmer nor Mr. Copperud have any arrangement or understanding with respect to future employment with the Company or with respect to any future transactions with the Company.



                               VOTING YOUR SHARES

     The Company has set January 16, 1998 as the Record Date for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. So long as you are a shareholder of record on the Record Date and have not subsequently revoked your proxy, if the enclosed BLUE proxy is properly executed, dated and returned, your shares will be voted as directed on the BLUE proxy card, or if no direction is indicated thereon, FOR the Shareholders' proposals.

     Each share of the Company's Common Stock is entitled to one vote on all matters to be voted on at the Annual Meeting. The affirmative vote of the holders of a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting is required for approval of the Proposal. A shareholder who abstains with respect to the Proposal is considered to be present and entitled to vote on the

Proposal at the Annual Meeting, and is in effect casting a negative vote, but a shareholder who does not give authority to a Proxy to vote, or withholds authority to vote, on the Proposal, shall not be considered present and entitled to vote thereon. As of the record date, January 16, 1998, there were 2,658,942 shares of the Company's common stock issued and outstanding, the only class of securities entitled to vote at the meeting. Each shareholder of record is entitled to one vote for each share registered in his or her name on the record date.

     Whether or not you plan to attend the Annual Meeting, we urge you to vote FOR the Proposal by so indicating on the enclosed BLUE proxy card and immediately mailing it in the enclosed envelope. You may do this even if you have already sent in the (white) proxy solicited by the Company's current Board of Directors. It is the last dated proxy that counts. Execution and delivery of a proxy by a record holder will be presumed to be a proxy with respect to all shares unless the proxy specifies otherwise.

     You may revoke your proxy at any time prior to its exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy), by signing and delivering (by any means, including facsimile) to the Secretary of the Company prior to the vote at the Annual Meeting a proxy relating to the same shares and bearing a later date, or by delivering (by any means, including facsimile) a written notice bearing a date later than the proxy to the Secretary of the Company. Unless revoked in the manner set forth above proxies in the form enclosed will be voted at the Annual Meeting on the Proposal in accordance with your instructions.

     IF YOU HAVE ALREADY SENT A PROXY CARD TO THE BOARD OF DIRECTORS OF THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR OF THE PROPOSAL BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD.

                                    GENERAL

Solicitation of Proxies

     The solicitation of proxies pursuant to this Proxy Statement is being made by the Shareholders. Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisements. The total expenditures to date in connection herewith have been approximately $10,000. The Shareholders estimate that total expenditures in connection with this solication will aggregate approximately $20,000. The Shareholders will personally bear the cost of this solicitation although the Shareholders may seek reimbursement for all or some of its expenses without Shareholder approval for such reimbursement unless such approval is required by Minnesota law.

Other Matters and Additional Information

     The Shareholders are unaware of any other matters to be considered at the Annual Meeting. However, the Shareholders will bring before the Annual Meeting such proposals as they believe to be appropriate. Should other proposals be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters as they may determine in their sole discretion.

Submission of Shareholder Proposals

     Shareholder proposals for the 1999 Annual Meeting of Shareholders must be received by the Company at its offices on or before October 7, 1998.

Company's Proxy Materials

     Reference is made to the Company's proxy materials filed with the Securities and Exchange Commission as of February 4, 1998 by the Board of Directors of the Company for certain information about the Company's principal owners and certain other matters required to be disclosed by the Company.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE SHAREHOLDERS' NOMINEES TO THE BOARD AND FOR THE PROPOSAL, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED ENVELOPE.

                                        THE SHAREHOLDERS

                                        Kenneth W. Brimmer

                                        Gary Copperud

February 7, 1998

                                   IMPORTANT

     Tell your Board what you think! Your vote is important. No matter how many Shares you own, please give the Shareholders your proxy FOR the election of the Shareholders' Nominees and FOR APPROVING THE PROPOSAL by taking three steps:

     1.  SIGNING the enclosed BLUE proxy card,

     2.  DATING the enclosed BLUE proxy card, and

     3.  MAILING the enclosed BLUE proxy card TODAY in the envelope provided.

     If any of your Shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card representing your Shares.

     If you have any questions or require any additional information concerning this Proxy Statement, please contact Gary Copperud at the address listed immediately below:

     Gary Copperud
     Suite 204
     1000 Shelard Parkway
     St. Louis Park, MN  55426
     Telephone:  1-800-550-1241; or call collect at 612-595-0879
        Fax: 612-595-0958

                       OXBORO MEDICAL INTERNATIONAL, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                        THIS PROXY IS BEING SOLICITED BY
                      CERTAIN SHAREHOLDERS OF THE COMPANY
                                 IN OPPOSITION
                          TO THE BOARD OF DIRECTORS OF
                       OXBORO MEDICAL INTERNATIONAL, INC.
                               FEBRUARY 26, 1998

      The undersigned, a shareholder of Oxboro Medical International, Inc., hereby appoints Kenneth W. Brimmer and Gary Copperud, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Oxboro Medical International, Inc. to be held at 13828 Lincoln Street N.E., Ham Lake, Minnesota 55304, on Thursday, February 26, 1998, at 4:00 P.M., and at any and all adjournments or postponement thereof, with all the powers which the undersigned would possess if personally present, upon:


(1)      Election of Directors: /___/  FOR all nominees             /___/  WITHHOLD AUTHORITY
                                   (except as marked to             to vote for all nominees listed below
                                     the contrary below)



                      KENNETH W. BRIMMER    GARY COPPERUD

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

--------------------------------------------------------------------------------

(2)      Such other matters as may properly come before the meeting.

KENNETH W. BRIMMER AND GARY COPPERUD (THE "SHAREHOLDERS") RECOMMEND THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE.


       (Continued, and TO BE COMPLETED AND SIGNED on the reverse side)

If no box is marked above with respect to any particular proposal, the undersigned will be deemed to vote "for" such proposal, except that the undersigned will not be deemed to vote for the election of any person whose name is written in the space provided above. The undersigned hereby revokes all previous proxies relating to the shares covered hereby.



                                        Dated February ___, 1998



                                        ______________________________________

                                        ______________________________________
                                        (Shareholder must sign exactly as the
                                        name appears at left. When signed as a
                                        corporate officer, executor,
                                        administrator, trustee, guardian,
                                        etc., please give full title as such.
                                        Both joint tenants must sign.)